Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-133256) pertaining to the 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-139589) pertaining to the 2001 Comprehensive Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-162818) pertaining to the United Rentals, Inc. 401(k) Investment Plan, the Registration Statement (Form S-8 No. 333-113787) pertaining to the 2001 Senior Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-116882) pertaining to the Deferred Compensation Plan for Directors of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-166743) pertaining to the 2010 Long Term Incentive Plan of United Rentals, Inc., the Registration Statement (Form S-3 No. 333-177552) of United Rentals, Inc. and in the related Prospectus for the registration of United Rentals, Inc. debt securities, shares of common stock, rights, shares of preferred stock, and warrants and United Rentals (North America), Inc. debt securities and the Registration Statement (Form S-8 No. 333-181084) pertaining to the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, of our reports dated January 26, 2012 with respect to the consolidated balance sheets of RSC Holdings Inc. and subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in Amendment No. 1 to this Current Report (Form 8-K/A) of United Rentals, Inc. and United Rentals (North America), Inc.

/s/ KPMG LLP

Phoenix, Arizona

May 10, 2012